UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 3.03 is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

Cetera Side Letter

In connection with the offering, or the Offering, of Series B Redeemable Preferred Stock, or the Series B Preferred Stock, of Bluerock Residential Growth REIT, Inc., or the Company, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-200359), including the prospectus supplement filed with the United States Securities and Exchange Commission on February 24, 2016, the Company has entered into a side letter agreement with Cetera Financial Group, Inc., on behalf of itself and its affiliated broker dealers who have been engaged to offer and sell the Series B Preferred Stock, or the Cetera Side Letter, to provide certain additional protections to the holders of Series B Preferred Stock, or the Holders, in addition to those provided under the Company’s charter, or the Charter.

The following description of the Cetera Side Letter is a summary and is qualified in its entirety by the terms of the Cetera Side Letter, a copy of which is filed as Exhibit No. 4.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

Dividend Coverage Ratio

Under the terms of the Cetera Side Letter, the Company has agreed, so long as shares of Series B Preferred Stock remain outstanding, to maintain a Dividend Coverage Ratio (as defined below) of not less than 1.1:1, or the Coverage Requirement, as of the end of each calendar quarter. Within five business days following the filing by the Company of its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, for such calendar quarter, each, a Testing Date, the Company shall deliver a written certificate to Cetera (i) certifying and demonstrating by calculation that the Company met the Coverage Requirement as of the end of the applicable calendar quarter and (ii) certifying that the Company is reasonably expected to maintain the Dividend Coverage Ratio for the subsequent calendar quarter based solely on information known to the Chief Executive Officer, Chief Accounting Officer and Chief Financial Officer of the Company, as applicable, as of such Testing Date. If the Company is not able to make both the representations above, following such Testing Date, the Company cannot issue any additional preferred stock other than stock which ranks junior to the Series B Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, or Junior Stock, and cannot make any voluntary distributions on shares of common stock or any other class of Junior Stock (other than distributions required to maintain the Company’s status as a real estate investment trust, or REIT, for federal income tax purposes) until and unless the Coverage Requirement is certified in a subsequent certificate.

For purposes of the Cetera Side Letter, Dividend Coverage Ratio shall equal: (A) the Company’s Adjusted Funds from Operations, or AFFO, calculated in accordance with commonly accepted industry standards and further adjusted to add back the expense of all preferred dividends, for the two most recent quarters, plus the sum of: (1) the product of (a)(i) unrestricted cash on the Company’s balance sheet as reflected in the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, filed at such Testing Date, or the Current Filing, minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period, and (2) the product of (a)(i) unrestricted cash on the Company’s balance sheet as reflected in the filing filed immediately preceding the Current Filing, minus (ii) an amount equal to the greater of $5,000,000 or 5.0% of the amount in subclause (i) (provided, if such calculation would cause the amount to be negative, it will instead be equal to zero), multiplied by (b) a 5.0% annualized rate of return over such quarterly period; over (B) the amount of preferred dividends required to be distributed to the Holders and any preferred stock the terms of which expressly provide that it ranks on parity with, or the Parity Preferred Stock, or senior to, or the Senior Stock, the Series B Preferred Stock with respect to any other distributions or liquidation rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company for such quarters without any breach, default or deferral with respect to any such distributions.

Voting Rights

For so long as any shares of Series B Preferred Stock remain outstanding and subject to be called for redemption, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote or consent of a majority of the votes cast by the Holders and by holders of Parity Preferred Stock upon which voting rights have been conferred and are exercisable as described herein, or together, the Parity Holders, voting together as a single class, at a meeting at which a majority of the outstanding shares of Parity Preferred Stock are present, in person or by proxy, shall be required to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, or to reclassify any authorized shares of capital stock of the Company into Senior Stock, or to create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock, collectively, the Parity Preferred Voting Right. Each share of Series B Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference, and each other share of Parity Preferred Stock is entitled to one vote per $1,000.00 of liquidation preference. The Holders otherwise have no voting rights.

At any time when the Parity Preferred Voting Right applies, a proper officer of the Company shall call or cause to be called a special meeting of the Parity Holders by mailing or causing to be mailed to such Parity Holders a notice of such special meeting to be held not fewer than 10 nor more than 45 days after the date such notice is given. The record date for determining Parity Holders of the Parity Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. Notice of all meetings at which Holders shall be entitled to vote will be given to such Holders at their addresses as they appear in the Company’s transfer records and to Cetera at the address specified in the Cetera Side Letter.

Further Protections

For so long as any shares of Series B Preferred Stock remain outstanding, the Company agrees: (1) on behalf of itself and as general partner of Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, that each of the Company, the Operating Partnership or any controlled subsidiary of the Company or the Operating Partnership will not undertake any corporate action that restricts the Company’s ability to redeem Series B Preferred Stock with shares of the Company’s Class A common stock, $0.01 par value per share, or intended to or that could be reasonably expected to cause the rights of the Holders under the Cetera Side Letter to be terminated or materially, adversely affected, and (2) the Company will not sell an asset if such sale would cause the Company to fail to meet the Coverage Requirement, unless such sale is reasonably necessary for the Company to continue to qualify as a REIT for federal income tax purposes, as determined by a majority of the independent directors of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

Exhibit No.	Description

4.1	Letter Agreement, by and between Bluerock Residential Growth REIT, Inc. and Cetera Financial Group, Inc., dated as of February 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: February 8, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Letter Agreement, by and between Bluerock Residential Growth REIT, Inc. and Cetera Financial Group, Inc., dated as of February 6, 2017